UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

Porta Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-8191	11-2203988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6851 Jericho Turnpike, Suite 170, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(516) 364-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2006, William V. Carney resigned as chief executive officer of the Company. He continues to serve as chairman of the board and a consultant to the Company. The chairman of the board is not an executive officer.

On March 23, 2006, the Company elected Edward B. Kornfeld as chief executive officer. Mr. Kornfeld will continue to serve as chief financial officer. In connection with his election as chief executive officer, Mr. Kornfeld resigned from the positions of president and chief operating officer, which positions are currently vacant.

Mr. Kornfeld, 62, has been an executive officer of the Company since 1995. Mr. Kornfeld was president and chief operating officer from April 2004 until March 2006 and he has been chief financial officer since October 1995. He was senior vice president-operations from 1996 until April 2004 and vice president - finance from October 1995 until 1996. Since June 2002, Mr. Kornfeld has also been a partner of the firm of Tatum CFO Partners, which provides chief financial officer services to medium and large companies; however, he continues to devote full-time effort to the Company’s business for which we pay Tatum CFO Partners.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

PORTA SYSTEMS CORP.

Dated: March 27, 2006	By:	/s/Edward B. Kornfeld
Edward B. Kornfeld
Chief Executive Officer